EXHIBIT 10.4

Form of

BRIDGE FINANCING AGREEMENT

This BRIDGE FINANCING AGREEMENT (the “Agreement”) is made as of this                 day of July, 2002, by and among AXCESS Inc., a Delaware corporation (the “Company”), and                               , (the “Investor”).

W I T N E S S E T H

WHEREAS, the Company desires to obtain bridge financing for general working capital purposes until such time as the Company obtains permanent financing; and

WHEREAS, the Investor is willing to provide such bridge financing pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

A.            Purchase and Sale of Units.

1.             Units. The Company hereby issues and sells to the Investor (          ) units (“Units”), each Unit consisting of (i) a convertible promissory note (the “Note”) in an aggregate principal amount of one hundred thousand dollars ($100,000) and (ii) twenty five thousand (25,000) unregistered shares of common stock (the “Shares”) of the Company.  The Note shall be delivered to the Investor in the form attached hereto as Exhibit A and the Shares shall be issued to the Investor as soon as reasonably practicable upon the execution of this Agreement.

2.             The Shares.  In addition to the restrictions on transferability set forth below, the Shares issued in connection herewith cannot be resold by the holder hereof without registration under the Securities Act and compliance with the prospectus delivery requirements thereof, or the availability of an exemption therefrom.  The Shares shall be stamped or otherwise imprinted with a legend substantially similar to that set forth in Section D.3 below (in addition to any legend required under applicable state securities laws).  The Company will use reasonable efforts to register the Shares issued hereby within sixty (60) days of the execution of this Agreement or as soon as practicable thereafter.  Notwithstanding the foregoing, the Investor hereby agrees that it will not sell more than one-third of the total number of Shares issued to Investor hereby in any given calendar month.

3.             Purchase Price.  In consideration of the issuance and sale by the Company to the Investor of the (          ) Units, and subject to the terms and conditions hereof, the Investor hereby pays to the Company the aggregate purchase price of $                ($100,000 multiplied by the number of Unites purchased hereby) by wire transfer in immediately available funds.

B.            Obligations Upon Conversion and Exercise.  In connection with any conversion of the Note, the Investor will execute such documents as are reasonably requested by the Company, including such documents as may restrict the Investor’s voting rights and/or the Investor’s rights to transfer the Conversion Shares (as defined in the Note).

C.            Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor as follows:

1.             Organization, Standing Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and is duly qualified to do business in good standing in those foreign jurisdictions in which such qualification is required except where the absence of any such qualification could not reasonably be expected to have a Material Adverse Effect (as defined below).

2.             Authority; Enforceability; No Conflict.  The Company has all requisite power and authority to enter into this Agreement and to issue the Note and Shares and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the issuance of the Note and the Shares by the Company have been duly and validly authorized by all requisite proceedings on the part of the Company.  This Agreement and the Note when executed and delivered by the Company are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The execution and delivery of this Agreement and the Note by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, result in or constitute:  (i) a material default, breach or violation of or under any material mortgage, deed of trust, indenture, note, bond, license, lease agreement or other material instrument or obligation to which the Company is a party or by which any of its respective properties or assets are bound, (ii) a material violation of any material statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Company or any of its respective properties or assets are bound, (iii) an event which (with notice or lapse of time or both) would permit any Person (as defined below) to terminate, accelerate the performance required by, or accelerate the maturity of any material indebtedness or obligation of the Company under any agreement or commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, (iv) the creation or imposition of any material lien, charge or encumbrance on any property of the Company under any material agreement or commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (v) an event which would require any material consent under any agreement to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound.

3.             Securities Act of 1933.  Based upon the representations made by the Investor in Section D of this Agreement:  (i) the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Shares hereunder and (ii) neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Note and Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Note and the Shares under the registration provisions of the Securities Act (as defined below) and applicable state securities laws.

D.            Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

1.             Organization and Standing of the Investor.  If not a natural person, the Investor is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.             Authority; Enforceability; No Conflict.  If not a natural person, the Investor has all requisite corporate, partnership, limited liability company or other, as applicable, power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement to which it is a party have been duly and validly authorized by all requisite proceedings on the part of the Investor.  This Agreement to which it is a party when executed and delivered by the Investor is a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.             Acquisition for Investment.  The Investor is an “accredited investor” as defined in Regulation D under the Securities Act, and is acquiring the Note and Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Note or the Shares.  The Investor acknowledges that (i) by reason of its (or its management’s) business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Note and the Shares, (ii) it was not formed for the specific purpose of purchasing the Note or the Shares, (iii) it is able to bear the financial risks (including a complete loss of the Note or the Share) associated with an investment in the Note and the Shares, (iv) it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary and appropriate to conducting its due diligence investigation and (v) buying securities is a substantial portion of its business.  The Note and the Shares may bear a legend substantially similar to the following:

THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE OFFERING OF THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REVIEWED OR APPROVED BY ANY STATE’S SECURITIES ADMINISTRATOR.  THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY STATING THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

The Investor understands and acknowledges that the Note and the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and hereby agrees not to sell, transfer or otherwise dispose of any Note or Shares other than pursuant to an effective registration statement under the Securities Act or unless and until the Investor shall have furnished to the Company, at the Investor’s expense, an opinion of counsel reasonably satisfactory to the Company to the effect that such sale, transfer or disposition may be made without registration under the Securities Act.

4.             Financing.  The Investor has sufficient funds to consummate the transactions contemplated hereby.  The Investor will not be rendered insolvent by reason of its investments in the Company nor will it be left with unreasonably small capital for purposes of operating its businesses.

5.             Access to Information; Independent Advice.  The Company has made available to the Investor all documents that the Investor has requested relating to the Note and the Shares, has afforded the Investor the opportunity to discuss this investment with and to ask questions of the Company and has provided answers to the Investor’s questions concerning the Company and the offering of the Note and the Shares.  In evaluating the suitability of the purchase of the Note and the Shares, the Investor has not relied upon any representations or other information (whether oral or written), other than as set forth in this Agreement relating to the Company.  The Investor acknowledges that the Company is experiencing a financial resource shortage and the Investor recognizes that an investment in the Company involves certain risks and it has taken full cognizance of and understands the risk factors related to the purchase of the Note and the Shares.  The Investor has consulted, to the extent necessary, its own advisors with respect to the investment, tax, ERISA and other legal and financial aspects of an acquisition of the Note and the Shares.

E.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Material Adverse Effect” shall mean any material adverse effect on the business, profits, properties or condition of the Company and its subsidiaries, taken as a whole.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

F.             Miscellaneous.

1.             No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

2.             Amendments, Waivers and Consents.  Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from the holder of the then outstanding Note and Warrant.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.             Addresses for Notices.  Any notice, demand, request, waiver or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, the date sent if sent by facsimile, or the date on the third day after mailing via international courier if mailed to the party to whom notice is to be given:

To the Company:	AXCESS Inc.
3208 Commander Drive
Carrollton, TX 75006
Attn: Allan Frank
Facsimile No. 972 407 9085

To the Investor:

With a copy to:

4.             Binding Effect; Assignment.  This Agreement shall be binding upon and insure to the benefit of each of the Company and the Investor and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Investor.

5.             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

6.             Headings.  Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.             Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.             Waiver.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

9.             Specific Enforcement.  The Investor and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Financing Agreement to be duly executed as of the date and year first above written.

AXCESS INC.

By:

Name:

Title:

[INVESTOR]

By:

Name:

Title:

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE OFFERING OF THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REVIEWED OR APPROVED BY ANY STATE’S SECURITIES ADMINISTRATOR.  THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY STATING THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 8 AND 9 HEREOF.

AXCESS INC.

CONVERTIBLE PROMISSORY NOTE

$	July , 2002

AXCESS Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay on July        , 2005 (the “Maturity Date”) to the order of                                (hereinafter referred to as “Payee”), the aggregate principal amount of $                                ,  (or such lesser amount if any of the principal amount has been converted by Payee or prepaid by the Company pursuant to the terms of this Note) together with interest on the unpaid principal balance hereof at an annual interest rate equal to seven percent (7%) compounded annually. This Convertible Promissory Note (the “Note”) is issued by the Company pursuant to the Bridge Financing Agreement dated as of July      , 2002, by and between the Company and the Payee (the “Bridge Financing Agreement”).  All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Purchase Agreement.

1.             Definitions.

“Affiliate” shall mean, with respect to any party, any Person directly or indirectly controlling, controlled by, or under common control with such party, and any officer, director or executive employee of such party.

“Conversion Price” shall initially be sixty-five percent (65%) of the average closing price of a share of the Company’s common stock for the twenty (20) trading days preceding the given anniversary date, provided that the maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share, and the Conversion Price shall be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s shares of common stock.

“Conversion Shares” is as defined in Section 3.

“Note” shall mean this Convertible Promissory Note or any note or notes issued in renewal, restatement, extension, modification or replacement hereof including, without limitation, any note issued pursuant to Section 6.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any replacement thereof.

2.             Optional Conversion of the Note.   At each of July      , 2003; July      , 2004; and July      , 2005 (each a “Conversion Date”), Payee may elect to convert one-third of the principal amount of the Note (plus accrued interest thereon) into shares of the Company’s common stock at the Conversion Price; provided that the Company has not, on or prior to each such Conversion Date retired one-third of the principal amount of the Note.
3.             Conversion Mechanics.  If Payee elects to convert one-third of the principal amount of the Note pursuant to Section 2 (a “Conversion Event”), then Payee shall provide written notice, and surrender the Note to the Company at the office of the Company.  Upon such Conversion Event, the Company shall, as soon as practicable thereafter, deliver to Payee or to the nominee for Payee at its address provided by the Payee a certificate or certificates representing the shares of common stock of the Company into which the Note is convertible (the “Conversion Shares”) in the amount described herein and shall issue to Investor an amended version of this Note in which the principal amount of the Note shall be reduced to reflect the amount converted by the Investor.  Such conversion will be deemed effected as of the effective time of the applicable Conversion Event, and Payee will be deemed to be the holder of the Conversion Shares as of such effective time.  In connection with the conversion of part of this Note, the Payee will execute such documents as are reasonably requested by the Company, including such documents as may restrict the holder’s voting rights and/or the holder’s rights to transfer the Conversion Shares.
4.             Payments.  Payments of principal on this Note shall be made by check, or, if instructed by Payee in writing, directly by wire transfer to a bank designated by Payee without any presentment or notation of payment.  If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day.
5.             Prepayment.  Subject to the Payee’s prior right to exchange this Note in accordance with the terms of this Note, this Note may be prepaid, in whole or in part, by the

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Company, without premium or penalty, at any time.  Notice of any prepayment (a “Prepayment Notice”) must be delivered to the Payee at least twenty (20) days before the prepayment date.  If this Note is prepaid, any such prepayment amount shall be applied first to all accrued and unpaid interest and the remainder to the outstanding principal amount of this Note.  If the Company prepays less than all the amounts outstanding under this Note, the Company shall deliver to the Payee a replacement note of like tenor representing the remaining unpaid principal amount of this Note.  From and after the date of any prepayment, interest shall cease to accrue on the portion of the principal amount of this Note so prepaid.
6.             Replacement of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note of like tenor and amount, in replacement of such lost, stolen, destroyed or mutilated Note.
7.             Governing Law.  This Note will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law principles.  The Company and Payee agree that if a controversy or claim between them arises out of or in relation to this Note and results in litigation, the courts of United States of America located in the State of Delaware shall have jurisdiction to hear and decide such matter, and the Company and Payee hereby submit to the jurisdiction of such courts.
8.             Restrictions on Transferability of Securities on Compliance with the Act.  In addition to the restrictions on transferability set forth in Section 9, this Note cannot be publicly resold by the holder hereof without registration under the Securities Act and compliance with the prospectus delivery requirements thereof, or the availability of an exemption therefrom.  This Note shall be stamped or otherwise imprinted with the legend set forth on the first page of this Note (in addition to any legend required under applicable state securities laws).
9.             Assignment.  In addition to the transfer restrictions set forth in Section 8, this Note may not be assigned by Payee without the prior written consent of the Company.
10.           Entire Agreement.  This Note, the Bridge Financing Agreement and the other writings referred to herein and therein contain the entire agreement among the Company and Payee with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, between the Company and Payee.

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11.           Note in Registered Form.  This Note is issued in registered form as to both principal and interest pursuant to §5f.103-1 of Title 26 of the Code of Federal Regulations (the “Regulations”) and shall be initially registered on the books of the Company in the name of Payee.  All interest and principal payable hereunder shall be paid only to persons or entities in whose name this Note is registered at the time of payment.  Transfers of this Note and rights to payment of principal and interest will be effected only upon surrender of the Note to the Company and either the re-issuance by the Company of this Note to such new holder or the issuance by the Company of a new note to such new holder having the same terms and conditions as this Note.  In order for any transfers of the Note to be effective, the change of registered ownership must be properly recorded on the Company’s books and records.  The Payee shall not have the right to convert this Note to bearer form.
AXCESS INC.

By:
Name:
Title:

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